Exhibit 99.1

Advanced Biotherapy's CEO Receives Bioscience Leader of the Year Award

    LOS ANGELES--(BUSINESS WIRE)--Dec. 9, 2003--Advanced Biotherapy, Inc. (OTCBB:ADVB) -- a developer of pioneering antibody therapies for treating widespread autoimmune diseases -- reported that Edmond F. Buccellato, Chief Executive Officer and Chairman of the Board of Directors, received the "First Annual Healthcare Leadership Award" as Bioscience Leader of the Year from the San Fernando Valley Business Journal. The awards ceremony was held on December 3, 2003 at the Warner Financial Center's Marriott Hotel in Woodland Hills, California.
    Commenting on Mr. Buccellato's award, Mr. Thomas Pernice, Secretary/Treasurer of the Board of Directors, stated, "On behalf of the company and the Board of Directors, we congratulate Mr. Buccellato for receiving this honor and commend him for his outstanding leadership. We are very proud to have Mr. Buccellato receive this recognition, particularly amongst such illustrious group of peers who were considered." Mr. Pernice added, "We would also like to thank Mr. Buccellato for his diligent work ethic and his very deep, personal commitment to the company and its efforts to develop new therapies for autoimmune diseases."
    Awards were granted to 10 individuals for outstanding leadership, among 30 finalists in 10 healthcare categories including biotechnology. The event was sponsored by UBS Financial Services Inc. and Kaiser Permanente, among other firms at the awards ceremony.

    About Advanced Biotherapy

    Advanced Biotherapy, Inc., located in Los Angeles, with laboratories in Columbia, Maryland, is pioneering the development of new antibody therapies for treating severe and widespread autoimmune diseases. Its investigational therapies attack autoimmune diseases at their source, neutralizing biologic imbalances that impair immune system function. Core technology is protected under U.S. patents and patents pending for the exclusive use of a class of antibodies to the protein known as interferon-gamma, and antibodies to other proteins, for treating a range of autoimmune diseases.

    Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company's patent portfolio. The foregoing discussion of the pending clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including but not limited to the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2002.

    CONTACT: Advanced Biotherapy, Inc.
             Amy Buccellato, 818-883-6716
             www.advancedbiotherapy.com